[LETTERHEAD OF BACHNER, TALLEY, POLEVOY & MISHER LLP]


                                 March 7, 1996

American List Corporation
330 Old Country Road
Mineola, NY  11501

Gentlemen:

     You have requested our opinion with respect to the public offering and sale by certain stockholders of the Company (the "Selling Stockholders") of 200,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of American List Corporation, a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-3 (No. 333-00545) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), plus an additional 30,000 shares of Common Stock (the "Over-allotment Shares") subject to an option granted by one of the Selling Stockholders to the Underwriters to cover over-allotments in connection with the offering.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that the Shares and the Over-allotment Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement will be duly and validly issued and fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as counsel to the Company in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.



                                     Very truly yours,

                                     /S/ BACHNER, TALLEY, POLEVOY & MISHER LLP
                                         Bachner, Talley, Polevoy & Misher LLP